EX-99.d.4.i

AMENDMENT NO. 4
TO
SCHEDULE 1
OF THE SUB-ADVISORY AGREEMENT

THIS AMENDMENT NO. 4 to SCHEDULE 1 effective 4/3/2023, 2023 to the Sub-Advisory Agreement (the “Agreement”) dated May 30, 2019, between DELAWARE MANAGEMENT COMPANY, a series of Macquarie Investment Management Business Trust (the “Investment Manager”), and MACQUARIE INVESTMENT MANAGEMENT GLOBAL LIMITED (the “Sub-Adviser”), amends the list the Funds for which the Sub-Adviser provides investment sub-advisory services pursuant to the Agreement.

FUND	EFFECTIVE DATE
Delaware Group® Adviser Funds
Delaware Diversified Income Fund	May 30, 2019

Delaware Group® Cash Reserve
Delaware Investments Ultrashort Fund	May 30, 2019

Delaware Group® Equity Funds V
Delaware Wealth Builder Fund	May 30, 2019

Delaware Group Government Funds
Delaware Emerging Markets Debt Corporate Fund	May 30, 2019
Delaware Strategic Income Fund	May 30, 2019

Delaware Group Income Funds
Delaware Corporate Bond Fund	May 30, 2019
Delaware Extended Duration Bond Fund	May 30, 2019
Delaware Floating Rate Fund	May 30, 2019
Delaware High-Yield Opportunities Fund	May 30, 2019

Delaware Group Limited-Term Government Funds
Delaware Limited-Term Diversified Income Fund	May 30, 2019

Delaware VIP Trust
Delaware VIP Limited Duration Bond Series	October 4, 2019

Ivy Funds
Delaware Ivy Balanced Fund	April 30, 2021
Delaware Ivy Core Bond Fund	July 29, 2022
Delaware Ivy Corporate Bond Fund	April 30, 2021
Delaware Ivy Crossover Credit Fund	April 30, 2021
Delaware Ivy Global Bond Fund	April 30, 2021

Delaware Ivy Government Securities Fund	April 30, 2021
Delaware Ivy High Income Fund	April 30, 2021
Delaware Ivy Limited-Term Bond Fund	April 30, 2021
Delaware Ivy Strategic Income Fund	November 15, 2021
Delaware Ivy Multi-Asset Income Fund	November 15, 2021
Delaware Ivy Emerging Markets Local Currency Debt Fund	November 15, 2021
Delaware Ivy Total Return Bond Fund	November 15, 2021
Delaware Ivy High Yield Fund	November 15, 2021

Ivy Variable Insurance Portfolios
Delaware Ivy VIP Asset Strategy	April 30, 2021
Delaware Ivy VIP Balanced	April 30, 2021
Delaware Ivy VIP Corporate Bond	April 30, 2021
Delaware Ivy VIP High Income	April 30, 2021
Delaware Ivy VIP Limited-Term Bond	April 30, 2021

Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 4 as of the dates set forth above.

DELAWARE MANAGEMENT COMPANY, A series of Macquarie Investment Management Business Trust		MACQUARIE INVESTMENT MANAGEMENT GLOBAL LIMITED

By:	/s/ Susan Natalini	By:	/s/ Matthew Mulcahy
Name:	Susan Natalini	Name:	Matthew Mulcahy
		Title:	Attorney

		By:	/s/ Lucy Barrett
		Name:	Lucy Barret
		Title:	Attorney

Agreed to and accepted as of the day and year first above written:

Delaware Group® Adviser Funds

By	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration

Delaware Group® CASH RESERVE

By	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration

Delaware Group® Equity Funds V

By	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration

Delaware GROUP® GOVERNMENT funds

By	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration

Delaware GROUP® INCOME funds

By	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration

Delaware GROUP® LIMITED TERM GOVERNMENT funds

By	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration

Delaware VIP Trust

By	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration

IVY FUNDS

By	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration

IVY VARIABLE INSURANCE PORTFOLIOS

By	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration